Exhibit 99.3

                             JOINT FILER INFORMATION

1.      Name:                             Isaac Perlmutter
        Address:                          P.O. Box 1028
                                          Lake Worth, FL 33460
        Designated Filer:                 Isaac Perlmutter
        Issuer and Ticker Symbol:         Marvel Enterprises Inc. (MVL)
        Statement for Month/Day/Year:     09/15/2003

2.      Name:                             Object Trading Corp.
        Address:                          P.O. Box 1028
                                          Lake Worth, FL 33460
        Designated Filer:                 Isaac Perlmutter
        Issuer and Ticker Symbol:         Marvel Enterprises Inc. (MVL)
        Statement for Month/Day/Year:     09/15/2003



By:     /s/ Benjamin Dean                          Date:  09/15/2003
   -------------------------------------                ----------------
        Benjamin Dean, attorney in fact
        for Isaac Perlmutter

Object Trading Corp.

By: /s/ Benjamin Dean                              Date:  09/15/2003
   -------------------------------------                ----------------
        Benjamin Dean, duly authorized